  As filed with the Securities and Exchange Commission on September 18, 1996

                                           Registration No. 333-________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549

                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         BARRETT RESOURCES CORPORATION
                 --------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
    ----------------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)

                                  84-0832476
                  -------------------------------------------
                     (I.R.S. Employer Identification No.)

                   1515 Arapahoe Street, Tower 3, Suite 1000
                           Denver, Colorado   80202
                                (303) 572-3900
- -------------------------------------------------------------------------------
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                           Eugene A. Lang, Jr., Esq.
                   Senior Vice President and General Counsel
                         Barrett Resources Corporation
                   1515 Arapahoe Street, Tower 3, Suite 1000
                           Denver, Colorado   80202
                                (303) 572-3900
- ------------------------------------------------------------------------------
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                  Copies to:

                          Alan L. Talesnick, Esquire
                          Francis B. Barron, Esquire
                          Bearman Talesnick & Clowdus
                           Professional Corporation
                      1200 Seventeenth Street, Suite 2600
                            Denver, Colorado  80202
                                (303) 572-6500
                        ______________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
                                          Proposed     Proposed
    Title of                              Maximum      Maximum
   Securities                  Amount     Offering     Aggregate     Amount of
     to be                     to be      Price Per    Offering    Registration
   Registered                Registered   Share (1)     Price          Fee
- -------------------------------------------------------------------------------
Common                        585,661      $34.5625   $20,241,908     $6,980
Stock, $0.01                   shares
par value
- -------------------------------------------------------------------------------

(1) Calculated based upon the average of the high and low prices of the Company's Common Stock on September 13, 1996 as reported on the New York Stock Exchange.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             CROSS REFERENCE SHEET

  Cross-reference Sheet between Registration Statement (Form S-3) and Form of
                                  Prospectus.


    ITEM NUMBER AND CAPTION                CAPTION IN PROSPECTUS
    ----------------------                 ---------------------

11  Material Changes.                      Not Applicable.

12  Incorporation Of Certain               Incorporation Of Certain
    Information By Reference               Documents By Reference.

202 Description Of Securities              Not required.

501 Forepart Of Registrant Statement       Registration Statement Cover Page;
    And Outside Front Cover of Prospectus  Prospectus Cover Page; Prospectus
                                           Inside Cover Page.

502 Inside Front And Outside Back Cover    Cover Page; Inside Cover Page; Back
    Pages Of Prospectus.                   Cover Page.

503 Summary Information,Risk Factors, And  Prospectus Summary; Risk Factors.
    Ratio Of Earnings To Fixed Charges.

504 Use Of Proceeds.                       Not required.

505 Determination Of Offering Price.       Cover Page; Prospectus Summary;
                                           Offering By Selling Stockholders

506 Dilution.                              Not required.

507 Selling Security Holders.              Offering By Selling Stockholders

508 Plan Of Distribution.                  Cover Page; Offering By Selling
                                           Stockholders.

509 Interest Of Named Experts and Counsel  Experts; Legal Matters.

510 Disclosure Of Commission Postion On    Securities and Exchange Commission
    Indemnification For Securities Act     Position On Certain Indemnification.
    Liabilities.

                             Subject To Completion
PROSPECTUS                    September 18, 1996

                                 585,661 SHARES

                         BARRETT RESOURCES CORPORATION

                                  COMMON STOCK
                                ($.01 Par Value)

     This Prospectus relates to 585,661 shares (the "Shares") of the $.01 par value common stock (the "Common Stock") of Barrett Resources Corporation (the "Company") being offered for sale by certain stockholders (the "Selling Stockholders") who acquired restricted shares of the Company's Common Stock in transactions exempt from registration pursuant to federal and state securities laws. See "OFFERING BY SELLING STOCKHOLDERS". The Shares offered by this Prospectus may be sold from time to time by the Selling Stockholders. No underwriting arrangements have been entered into by the Selling Stockholders. The distribution of the Shares by the Selling Stockholders may be offered in one or more transactions that may take place on the New York Stock Exchange (the "NYSE"), including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of the Shares by Selling Stockholders. See "OFFERING BY SELLING STOCKHOLDERS".

     The Company's Common Stock is traded on the NYSE under the symbol BRR. On September 11, 1996, the last sale price of the Common Stock as reported by the NYSE was $34.875 per share. See "RISK FACTORS".

     SEE "RISK FACTORS" FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

     The Company will receive no proceeds from the sales of the Shares by the Selling Stockholders. The Shares may be offered from time to time by the Selling Stockholders through ordinary brokerage transactions on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The expenses of the offering described in this Prospectus, which are payable by the Company, are estimated to be approximately $38,000.

               The date of this Prospectus is September __, 1996.


                                   [RED INK]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein together with all amendments thereto referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto, and statements included in this Prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. All these documents may be inspected at the Commission's principal office in Washington, D.C. without charge, and copies of them may be obtained from the Commission upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such materials may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broadway Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that previously were, or are required in the future to be, filed with the Commission (File No. 1-13446) pursuant to the 1934 Act are incorporated herein by reference:

      (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995;
     (ii) the Company's Quarterly Report on Form 10-Q for each of the quarters ended March 31, 1996 and June 30, 1996;
    (iii) the Company's Current Report on Form 8-K reporting an event occurring June 20, 1996;
     (iv) the description of the Company's common stock contained in the Company's registration statement on Form 8-A as filed with the Commission on October 27, 1994;
      (v) the Company's Proxy Statement dated April 11, 1996 concerning the Company's Annual Meeting Of Stockholders held on June 5, 1996; and
     (vi) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to Eugene A. Lang, Jr., Esq., Senior Vice President and General Counsel, Barrett Resources Corporation, 1515 Arapahoe Street, Tower 3, Suite 1000, Denver, Colorado 80202, (303) 572-3900.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and in the financial statements and other documents incorporated by reference into this Prospectus. As used herein, the "Company" or "Barrett" means Barrett Resources Corporation and its subsidiaries unless the context requires otherwise. Unless otherwise indicated, all references to annual or quarterly periods refer to the Company's fiscal year ending December 31. Unless otherwise indicated herein, the information in this Prospectus, and in the documents incorporated by reference in this Prospectus, includes the effects of the restatement of the Company's financial, operating and reserve information to include Plains Petroleum Company ("Plains") on a combined basis effective for all periods as a result of the July 18, 1995 merger with Plains, which was accounted for as a pooling of interests. Investors should carefully consider the information set forth under the heading "RISK FACTORS".

                                  THE COMPANY

     Barrett is an independent natural gas and crude oil exploration and production company with core areas of activity in the Rocky Mountain region of Colorado and Wyoming; the Mid-Continent region of Kansas and Oklahoma; the Permian Basin of Texas and New Mexico; the Gulf Coast area of Louisiana and Texas; and the shallow waters of the Gulf of Mexico. The Company concentrates its activities in core areas in which it has accumulated detailed geologic knowledge and developed significant management expertise. The Company has developed and continues to build on its interests in the Piceance Basin in northwestern Colorado, the Anadarko and Arkoma Basins in Oklahoma, and the Wind River Basin in Wyoming. As a result of the July 1995 merger with Plains, the Company acquired significant interests in the Hugoton Embayment in Kansas and Oklahoma, the Permian Basin in Texas and New Mexico, and the Powder River Basin in Wyoming. Recently, the Company expanded into the Louisiana and Texas Gulf Coast area and the shallow waters of the Gulf of Mexico.

     In addition to development drilling programs in each of its core areas, the Company is engaged in several exploration projects in the Wind River and Anadarko Basins and the Gulf Coast/Gulf of Mexico area. Barrett believes these projects will enhance its reserve base and financial position, although there can be no assurance this will occur. The Company also is evaluating opportunities to develop expertise and undertake exploration in selected international projects.

     Barrett markets all of its own gas and oil production from wells that it operates. In addition, the Company engages in natural gas trading activities, which involve purchasing gas from third parties and selling gas to other parties at prices and volumes that management anticipates will result in profits to the Company. Through these trading activities, the Company obtains knowledge and information that enables it to more effectively market its own production.

                       OFFERING BY SELLING STOCKHOLDERS

     The Selling Stockholders are selling an aggregate of 585,661 Shares of Barrett's Common Stock at prices obtainable on the NYSE or as otherwise negotiated. The Selling Stockholders informed Barrett that they do not have any arrangements or agreements with any underwriters or broker/dealers to sell the Shares, and intend to contact various broker/dealers to identify prospective purchasers. Additionally, agents, brokers or dealers, including, without limitation, Bear Stearns Securities Corp., may acquire Shares or interests therein as a pledgee and may, from time to time, effect distributions of the Shares or interests in such capacity. Prior to this offering, the Selling Stockholders beneficially owned 1,218,009 shares, or 3.9 percent, of Barrett's outstanding Common Stock. If the Selling Stockholders sell all the Shares offered hereby, the Selling Stockholders will own 632,348 shares, or 2.0 percent, of the Company's Common Stock after this offering. See "OFFERING BY SELLING STOCKHOLDERS".

     The offering by the Selling Stockholders involves certain risks concerning the nature of the oil and gas business, and other matters. See "RISK FACTORS". The Company will not receive any of the proceeds from the sales of the Shares by the Selling Stockholders.

                                 RISK FACTORS

     Prospective purchasers of the Company's Common Stock should carefully consider, together with the other information included herein and incorporated by reference herein, the following factors that affect the Company:

VOLATILITY OF PRICES AND AVAILABILITY OF MARKETS

     The Company's revenues, profitability and future rate of growth are substantially dependent upon prevailing prices for natural gas and oil, which can be extremely volatile and in recent years have been depressed by excess domestic and imported supplies. Natural gas prices have risen in recent months. There can be no assurance that current price levels can be sustained. Prices also are affected by actions of state and local agencies, the United States and foreign governments, and international cartels. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of natural gas and oil. Any substantial or extended decline in the price of natural gas would have a material adverse effect on the Company's financial condition and results of operations, including reduced cash flow and borrowing capacity. All of these factors are beyond the control of the Company. The marketability of the Company's production depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Federal and state regulation of gas and oil production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect the Company's ability to produce and market its natural gas and oil. If market factors were to change dramatically, the financial impact on the Company could be substantial. The volatility of product prices and the availability of markets are beyond the control of the Company and thus represent a significant risk. For the year ended December 31, 1995, the Company's production and reserve base were approximately 82% and 87% natural gas, respectively, on an energy equivalent basis. As a result, the Company's earnings and cash flow are more sensitive to fluctuations in the price of natural gas than to fluctuations in the price of oil.

     The Company engages in hedging activities with respect to some of its gas and oil production through a variety of financial arrangements designed to protect against price declines, including swaps and futures agreements. To the extent that Barrett engages in such activities, it may be prevented from realizing the benefits of price increases above the levels of the hedges.

     The Company reports its operations using the full cost method of accounting for gas and oil properties. Under full cost accounting rules, the net capitalized costs of gas and oil properties may not exceed a "ceiling" limit of the present value of estimated future net revenues from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. This rule requires calculating future revenues at unescalated prices in effect as of the end of each fiscal quarter and requires a write-down if the net capitalized costs of the gas and oil properties exceed the ceiling limit, even if price declines are temporary. The risk that the Company will be required to write-down the carrying value of its gas and oil properties increases when gas and oil prices are depressed or unusually volatile. A ceiling limitation write-down is a one-time charge to earnings, which does not impact cash flow from operating activities.

OTHER INDUSTRY AND BUSINESS RISKS

     The Company competes in the areas of gas and oil exploration, production, development and transportation with other companies, many of which may have substantially larger financial and other resources. The nature of the gas and oil business also involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, encountering formations with abnormal pressures, and, in horizontal wellbores, the increased risk of mechanical failure and collapsed holes, the occurrence of any of which could result in losses to the Company. The operation of the Company's gas processing plant and its gas gathering systems involves certain risks, including explosions and environmental hazards caused by pipeline leaks and ruptures. The effect of these hazards are increased with respect to the Company's Gulf Coast activities due to the difficulty of containing leaks and ruptures in offshore locations. In accordance with customary industry practices, the Company maintains insurance against some, but not all, of these risks in amounts that management believes to be reasonable. The occurrence of a significant event that is not fully insured could have a material adverse effect on the Company's financial position.

     The Company's revenues depend on its level of success in acquiring or finding additional reserves. Except to the extent that the Company acquires properties containing proved reserves or conducts successful exploration and development activities, or both, the proved reserves of the Company will decline as reserves are produced. There can be no assurance that the Company's planned exploration and development projects will result in additional reserves or that the Company will have future success in drilling productive wells.

     Gas trading activities involve a high degree of risk because of the inherent uncertainties associated with the gas trading process. These uncertainties include the lack of predictability in gas prices, risk of non-performance by counter-parties, market imperfections caused by regional price differentials, possible lack of liquidity in the trading markets and possible failure of physical delivery. Although the possibility of lower natural gas prices tends to add risk to the Company's exploration and development activities, it is the possibility of unexpected price volatility that represents a primary risk for the Company's gas trading activities. In addition, gas trading is highly competitive and the Company competes with several other companies, many of which have more experience, personnel and other resources available to them. However, the Company does not believe that any one competitor is dominant in the industry.

ENGINEERS' ESTIMATES OF RESERVES AND FUTURE NET REVENUES

     The documents incorporated by reference into this Prospectus contain estimates of reserves and of future net revenues which have been prepared by the Company and reviewed by independent petroleum engineers. However, petroleum engineering is not an exact science and involves estimates based on many variable and uncertain factors. Estimates of reserves and of future net revenues prepared by different petroleum engineers may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. The actual amounts of production, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable gas and oil reserves to be encountered may vary substantially from the engineers' estimates. Estimates of reserves also are extremely sensitive to the market prices for natural gas and oil.

GOVERNMENT REGULATION AND ENVIRONMENTAL RISKS

     The production and sale of oil and natural gas are subject to a variety of federal, state and local government regulations that may be changed from time to time in response to economic or political conditions. The regulations concern, among other matters, the prevention of waste, the discharge of materials into the environment, the conservation of natural gas and oil, pollution, permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, the unitization and pooling of properties, and various other matters including taxes. The Company currently has a dispute with the Internal Revenue Service. Although the Company believes it will prevail in its position, there can be no assurance of a favorable outcome. See Note 11 to the Consolidated Financial Statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and Note 2 to the Consolidated Financial Statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which are incorporated by reference into this Prospectus. Many jurisdictions have at various times imposed limitations on the production of gas and oil by restricting the rate of flow for gas and oil wells below their actual capacity to produce. In addition, many states have raised state taxes on energy sources and additional increases may occur, although there can be no certainty of the effect that increases in state energy taxes would have on natural gas and oil prices. Although the Company believes it is in substantial compliance with applicable environmental and other government laws and regulations and to date such compliance has not had a material adverse effect on the earnings or competitive position of the Company, there can be no assurance that significant costs for compliance will not be incurred in the future. Compliance with environmental laws, including the preparation of environmental assessments and impact statements, can delay drilling activity, thereby potentially reducing revenue and cash flow.

                        OFFERING BY SELLING STOCKHOLDERS

     The Company is registering the sale of an aggregate of 585,661 Shares of Common Stock by the Selling Stockholders. The Selling Stockholders may sell their Common Stock at such prices as they are able to obtain in the market or as otherwise negotiated. The Company will receive no proceeds from the sale of Common Stock by the Selling Stockholders. Additionally, agents, brokers or dealers, including, without limitation, Bear Stearns Securities Corp., may acquire Shares or interests therein as a pledgee and may, from time to time, effect distributions of the Shares or interests in such capacity.

     C. Robert Buford, one of the Selling Stockholders, has been a director of the Company since December 1983 and served as Chairman Of The Board Of Directors from December 1983 through March 1994. C. Robert Buford, Martha Josephine Buford, and Anne Sharp Buford were directors and stockholders of Grand Valley Corporation ("GVC"), which merged with a wholly-owned subsidiary of the Company in April 1996. Robert C. Buford also was a stockholder of GVC at that time. W. Frank Barton was a director and the sole stockholder of Quasar Energy, Inc., which became a wholly-owned subsidiary of the Company in July 1996. Thomas R. Devlin was the sole director and the sole stockholder of 4-D Energy, Inc., which became a wholly-owned subsidiary of the Company in July 1996. In addition, Messrs. Barton and Devlin were the officers, directors and stockholders of Kansas Continental, Inc., which merged into a subsidiary of the Company in July 1996.

     The following table sets forth the name of each Selling Stockholders, the number of shares of Common Stock owned by the Selling Stockholders before the offering, the number of shares of Common Stock to be sold by the Selling Stockholders, the number of shares owned by the Selling Stockholders after the offering, and the percentage of shares of Common Stock owned after the offering.


                            Number Of Shares                                                   Percentage
                             Of Common Stock                             Number Of Shares      Of Shares
                              Owned Before       Number Of Shares To        Owned After       Owned After
          Name                  Offering               Be Sold               Offering           Offering
- -------------------------  -------------------  ----------------------  -------------------   ------------

W. Frank Barton                 119,022               119,022(1)                 0                 0
C. Robert Buford                659,611(2)             35,000(1)           624,611(2)            2.0%
Martha Josephine Buford         151,625(3)            105,000               46,625(3)              *
Robert C. Buford                146,626(3)            105,000               41,626(3)              *
Thomas R. Devlin                116,639               116,639(1)                 0                 0
Anne Sharp Buford               171,625(3)            105,000               66,625(3)              *
                                                      -------
                                                      585,661

*    Less than 1% of the Common Stock outstanding.

(1) These shares may not be sold prior to October 19, 1996 without the prior consent of Goldman, Sachs & Co., Salomon Brothers Inc, Howard, Weil, Labouisse, Friedrichs Incorporated, and Petrie, Parkman & Co., Inc., the representatives of the Underwriters of the Company's June 1996 public offering of Common Stock.

(2) C. Robert Buford is considered a beneficial owner of the 604,830 shares of which Zenith Drilling Company ("Zenith") is the record owner. Mr. Buford owns approximately 89% of the outstanding common stock of Zenith. The number of shares of the Company's stock indicated for Mr. Buford also includes 10,000 shares that are owned by Aguila Corporation, which is owned by Mr. Buford's wife and adult children (Martha Josephine Buford, Robert C. Buford and Anne Sharp Buford) and for which Mr. Buford serves as a director. Mr. Buford disclaims beneficial ownership of the shares held by Aguila Corporation pursuant to Rule 16a-1(a)(4) under the 1934 Act. The number of shares indicated also includes 9,500 shares underlying options currently exercisable by Mr. Buford.

(3) Includes 10,000 shares owned by Aguila Corporation, a corporation in which the named person is a stockholder, officer, and/or director. These shares are included in the table as being beneficially owned by each of C. Robert Buford, Martha Josephine Buford, Robert C. Buford, and Anne Sharp Buford.

                                 LEGAL MATTERS

     Bearman Talesnick & Clowdus Professional Corporation, Denver, Colorado, has acted as counsel for the Company in connection with this offering. Attorneys employed by that law firm beneficially own approximately 20,000 shares of the Company's Common Stock.

                                    EXPERTS

     The consolidated financial statements of Barrett Resources Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Arthur Andersen, LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

                 SECURITIES AND EXCHANGE COMMISSION POSITION ON
                            CERTAIN INDEMNIFICATION

     Pursuant to Delaware law, the Company's Board of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director of the Company. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The Company's Certificate of Incorporation and Bylaws extend this indemnification to the Company's officers and directors.

     In addition to the general indemnification section, the Company has adopted a provision under Delaware law that eliminates and limits certain personal liability of a director for monetary damages for breaches of the director's fiduciary duty of care under certain limited circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                   * * * * *

                      [Outside Back Prospectus Cover Page]

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE SENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN PROVIDED BY BARRETT RESOURCES CORPORATION OR ITS SUBSIDIARIES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES THAT ARE COVERED BY THIS PROSPECTUS, TO ANY PERSON IN A JURISDICTION IN WHICH IT IS UN LAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE DISTRIBUTION OF ANY SECURITIES TO WHICH THIS PROSPECTUS RELATES SHALL CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE AFFAIRS OF BARRETT RESOURCES CORPORA TION OR ITS SUBSIDIARIES, OR THAT THE INFORMATION CONTAINED IN THIS PROSPEC TUS IS CORRECT, AT ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.



                 TABLE OF CONTENTS

                                           PAGE
                                           ----

AVAILABLE INFORMATION...................... 3
INCORPORATION OF CERTAIN
 DOCUMENTS BY REFERENCE.................... 3
PROSPECTUS SUMMARY......................... 4
RISK FACTORS............................... 5
OFFERING BY SELLING
 STOCKHOLDERS.............................. 7
LEGAL MATTERS.............................. 8
EXPERTS.................................... 8




                 585,661 SHARES



          BARRETT RESOURCES CORPORATION



                  COMMON STOCK
                ($.01 Par Value)







                  PROSPECTUS



           DATED SEPTEMBER  __, 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses Of Issuance And Distribution.
- -----------------------------------------------------

       The estimated expenses of the offering described in this Registration Statement are as follows:


       Registration Fee...................  $ 6,980
       NYSE Additional Listing Fee........  $14,750
       Printing Expenses*.................  $   500
       Accounting Fees and Expenses*......  $ 3,000
       Legal Fees and Expenses*...........  $ 9,000
       Blue Sky Fees and Expenses*........  $ 1,000
       Registrar and Transfer Agent Fee*..  $   800
       Miscellaneous*.....................  $ 1,970
                                            -------

                           Total..........  $38,000
                                            =======
- ---------------

* Estimated

Item 15.  Indemnification Of Directors And Officers.
- ---------------------------------------------------

       The Delaware General Corporation Law provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

       In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its certificate of incorporation a provision that eliminates and limits certain personal liability of a director for monetary damages for certain breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the follows:

       "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends and stock purchases and redemptions], or
       (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective...".

  The Board of Directors is empowered to make other indemnification as authorized by the Certificate of Incorporation, Bylaws or corporate resolution so long as the indemnification is consistent with the Delaware General Corporation Law. Under the Company's bylaws, the Company is required to indemnify its directors to the full extent permitted by the Delaware General Corporation Law, common law and any other statutory provision.


Item 16.  Exhibits.
- ------------------

  2. Agreement And Plan Of Merger, dated as of May 2, 1995, among Barrett Resources Corporation ("Registrant"), Barrett Energy Inc. (formerly known as Vanilla Corporation), and Plains Petroleum Company ("Plains") is incorporated by reference from Annex I to the Joint Proxy Statement/Prospectus of Registrant and Plains dated June 13, 1995.

  3.1 Restated Certificate of Incorporation of Registrant is incorporated by reference from Exhibit 3.2 of Registrant's Registration Statement on Form S-4 dated June 9, 1995.

  3.2     Bylaws of Registrant, as amended, are incorporated by reference from
          Exhibit 3.3 of Registrant's Registration Statement on Form S-4 dated June 9, 1995.

   5      Opinion regarding legality.

 23.1     Consent of Arthur Andersen LLP.

 23.2 Consent of Bearman Talesnick & Clowdus Professional Corporation (included in the opinion regarding legality set forth in Exhibit 5).


Item 17.  Undertakings.
- ----------------------

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act Of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of September, 1996.

                           BARRETT RESOURCES CORPORATION


                           By:     /s/ William J. Barrett
                                   -------------------------------------------
                                   William J. Barrett, Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures to this to the Registration Statement appearing below, hereby constitute and appoint William J. Barrett or Eugene A. Lang, Jr., and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

  Pursuant to the requirements of the Securities Act Of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                               Title                        Date
- ---------                               -----                        ----
   /s/ William J. Barrett     Chief Executive Officer, Chairman     September 18, 1996
- ---------------------------   Of The Board, and Director
William J. Barrett            (Principal Executive Officer)



   /s/ Paul M. Rady           President, Chief Operating            September 18, 1996
- ---------------------------   Officer, and Director
Paul M. Rady


  /s/ A. Ralph Reed           Executive Vice President, and         September 18, 1996
- ---------------------------   Director
A. Ralph Reed


  /s/ John F. Keller          Executive Vice President, Chief       August 21, 1996
- ---------------------------   Financial Officer, Secretary, and
John F. Keller                Director (Principal Financial and
                              Accounting Officer)

Signature                             Title                     Date
- ---------                             -----                     ----

  /s/ C. Robert Buford                Director               September 18, 1996
- ---------------------------
C. Robert Buford


  /s/ Derrill Cody                    Director               August 22, 1996
- ---------------------------
Derrill Cody


  /s/ James M. Fitzgibbons            Director               September 18, 1996
- ---------------------------
James M. Fitzgibbons


  /s/ Hennie L.J.M. Gieskes           Director               August 21, 1996
- ---------------------------
Hennie L.J.M. Gieskes


  /s/ William W. Grant, III           Director               August 19, 1996
- ---------------------------
William W. Grant, III


                                      Director
- ---------------------------
James T. Rodgers


  /s/ Philippe S.E.Schreiber          Director               September 18, 1996
- ---------------------------
Philippe S.E. Schreiber


  /s/ Harry S. Welch                  Director               August 20, 1996
- ---------------------------
Harry S. Welch



                                     II-5